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                                                                     Exhibit 2.2

                            ASSET PURCHASE AGREEMENT

                            Dated as of July 25, 2002

                                  by and among

                          Brentwood Acquisition Corp.,

                                Brentwood, Inc.,

                         The Lucas Kendall Company, LLC,

                                       and

                     Brent E. Gabriel and Kathryn J. Gabriel


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                                TABLE OF CONTENTS

            ARTICLE I  SALE OF SHARES AND CLOSING ...............................................................1
                 1.01  Purchase and Sale.........................................................................1
                 1.02  Excluded Assets...........................................................................4
                 1.03  Assumption of Liabilities.................................................................4
                 1.04  Excluded Liabilities .....................................................................5
                 1.05  Purchase Price............................................................................6
                 1.06  Closing ..................................................................................6
                 1.07  Payment of Purchase Price.................................................................6
                 1.08  Adjustment to Purchase Price .............................................................7
                 1.09  Allocation of Purchase Price..............................................................9

            ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
            LUCAS AND THE PRINCIPALS ............................................................................9
                 2.01  Enforceability; Authority.................................................................9
                       (a) Enforceability .......................................................................9
                       (b) Authority ............................................................................9
                 2.02  Organization and Corporate Power ........................................................10
                 2.03  Ownership ...............................................................................10
                 2.04  Subsidiaries ............................................................................10
                 2.05  No Conflicts ............................................................................10
                 2.06  Governmental Approvals and Filings ......................................................11
                 2.07  Books and Records .......................................................................11
                 2.08  Financial Statements ....................................................................11
                 2.09  Undisclosed Liabilities..................................................................11
                 2.10  No Material Adverse Changes .............................................................12
                 2.11  Absence of Certain Developments..........................................................12
                 2.12  Tax Returns and Payments; Tax Liens; Tax Matters ........................................14
                 2.13  Legal Proceedings........................................................................14
                 2.14  Employees; Labor Matters ................................................................14
                 2.15  Immigration Matters .....................................................................15
                 2.16  Employee Benefits........................................................................16
                       (a) Employee Plans ......................................................................16
                       (b) Compliance; No Claims ...............................................................16
                       (c) Documents for Employee Plans.........................................................16
                       (d) No Changes ..........................................................................17
                       (e) No Multiemployer Plans ..............................................................17
                       (f) Fiduciary Responsibility ............................................................17
                       (g) No Penalties or Disqualifications....................................................17
                 2.17  Title to Properties, Condition and Sufficiency of Assets ................................17
                       (a) Real Property........................................................................17
                       (b) Leases...............................................................................17
                       (c) Title................................................................................18
                       (d) Condition............................................................................18

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
                       (e) No Violations .......................................................................18
                       (f) No Improvements or Assessments.......................................................18
                 2.18 Accounts Receivable.......................................................................19
                 2.19 Inventory ................................................................................19
                 2.20 Contracts ................................................................................19
                 2.21 Insider Transactions .....................................................................21
                 2.22 Customers and Suppliers ..................................................................21
                 2.23 Brokers ..................................................................................21
                 2.24 Intellectual Property Rights..............................................................21
                 2.25 Insurance.................................................................................22
                 2.26 Warranty and Related Matters..............................................................22
                 2.27 Compliance with Laws; Permits ............................................................23
                 2.28 Environmental, Health and Safety Matters .................................................23
                 2.29 Guaranties................................................................................24
                 2.30 Disclosure ...............................................................................24

         ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER ...................................................24
                 3.01 Corporate Existence.......................................................................24
                 3.02 Enforceability; Authority.................................................................24
                 3.03 No Conflicts..............................................................................25
                 3.04 Governmental Approvals and Filings........................................................25
                 3.05 Brokers ..................................................................................25
                 3.06 Financing ................................................................................25

         ARTICLE IV PRE-CLOSING COVENANTS ......................................................................26
                4.01 General....................................................................................26
                4.02 Conduct of Business .......................................................................26
                4.03 Preservation of Business ..................................................................26
                4.04 Full Access................................................................................26
                4.05 Current Evidence of Title .................................................................27
                     (a) Title Commitments......................................................................27
                     (b) Survey.................................................................................27
                     (c) Unpermitted Exceptions; Survey Defects ................................................27
                4.06 Exclusivity ...............................................................................28
                4.07 Notice of Developments ....................................................................28
                4.08 Change of Name ............................................................................28
                4.09 Software Licenses .........................................................................28
                4.10 Permit Applications........................................................................28

         ARTICLE V POST-CLOSING COVENANTS.......................................................................29
                5.01 General....................................................................................29
                5.02 Further Assurances; Post-Closing Cooperation...............................................29
                5.03 Transition.................................................................................29

                                       ii
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
        ARTICLE VI CONDITIONS TO OBLIGATIONS OF BUYER ..........................................................30
                6.01    Representations and Warranties .........................................................30
                6.02    Warranty Deed...........................................................................30
                6.03    Bill of Sale............................................................................30
                6.04    Assignment and Assumption Agreement ....................................................30
                6.05    Consents ...............................................................................31
                6.06    Assignment of Scheduled Contracts and Permits ..........................................31
                6.07    Assignment of Intellectual Property Rights .............................................31
                6.08    Title Insurance ........................................................................31
                6.09    Certificates of Title ..................................................................31
                6.10    Employment Agreements...................................................................31
                6.11    Agreement ..............................................................................31
                6.12    Releases................................................................................31
                6.13    Financing...............................................................................31
                6.14    Opinion of Counsel......................................................................31
                6.15    Articles of Incorporation...............................................................32
                6.16    Employees ..............................................................................32
                6.17    Additional Documents ...................................................................32
                6.18    Closing Documents.......................................................................32

   ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE COMPANY AND LUCAS...............................................32
                7.01    Representations and Warranties..........................................................32
                7.02    Purchase Price..........................................................................33
                7.03    Assignment and Assumption Agreement.....................................................33
                7.04    Officers' Certificates..................................................................33
                7.05    Opinion of Counsel......................................................................33
                7.06    Additional Documents....................................................................33
                7.07    Closing Documents.......................................................................33

   ARTICLE VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
   AND AGREEMENTS, INDEMNIFICATION..............................................................................33
                8.01    Survival of Representations, Warranties, Covenants and Agreements.......................33
                8.02    Indemnification by the Company, Lucas and the Principals ...............................34
                8.03    Indemnification by Buyer ...............................................................35
                8.04    Method of Asserting Claims .............................................................35

   ARTICLE IX TERMINATION.......................................................................................37
                9.01    Termination.............................................................................37
                9.02    Effect of Termination...................................................................38

   ARTICLE X MISCELLANEOUS.......................................................................................38
               10.01    Notices..................................................................................38
               10.02    Expenses ................................................................................39
               10.03    Press Releases and Announcements ........................................................39

                                       iii

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
               10.04    Waiver .................................................................................40
               10.05    Amendment ..............................................................................40
               10.06    No Third Party Beneficiary..............................................................40
               10.07    No Assignment; Binding Effect ..........................................................40
               10.08    Headings................................................................................40
               10.09    Severability............................................................................40
               10.10    Complete Agreement......................................................................40
               10.11    Arbitration ............................................................................40
               10.12    Governing Law ..........................................................................41
               10.13    Counterparts ...........................................................................41

                                       iv
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SCHEDULES

      A                 Definitions
      Schedule 1.01(d)  Fixed Assets
      Schedule 1.01(e)  Purchase Orders
      Schedule 1.01(g)  Vehicles
      Schedule 1.01(l)  Telephone Listings and Email Addresses
      Schedule 1.02(h)  Personal Property of the Principals and Robert W. Bennett

DISCLOSURE SCHEDULE

      Section 2.02(b)   Organization and Corporate Power
      Section 2.04      Subsidiaries
      Section 2.05      Conflicts
      Section 2.06      Required Governmental Approvals and Filings
      Section 2.08      Financial Statements
      Section 2.09      Undisclosed Liabilities
      Section 2.11      Absence of Certain Developments
      Section 2.12      Tax Returns
      Section 2.13      Legal Proceedings
      Section 2.14      Employees, Labor Matters
      Section 2.15      Immigration Matters
      Section 2.16      Employee Benefits
      Section 2.17      Title to Properties, Condition and Sufficiency of Assets
      Section 2.18      Accounts Receivables
      Section 2.19      Inventory
      Section 2.20      Contracts
      Section 2.21      Insider Transactions
      Section 2.22      Customers and Suppliers
      Section 2.23      Brokers
      Section 2.24      Intellectual Property Rights
      Section 2.25      Insurance
      Section 2.26      Warranty and Related Matters
      Section 2.27      Compliance with Laws; Permits
      Section 2.28      Environmental Matters
      Section 4.05      Survey Objections or Exceptions

                                       v
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EXHIBITS

  Exhibit A       Warranty Deed
  Exhibit B       Bill of Sale and Assignment of Contract Rights
  Exhibit C       Allocation of Purchase Price
  Exhibit D       Description of Financing Commitments
  Exhibit E       Assignment and Assumption Agreement
  Exhibit F       Form of Brent E. Gabriel Employment Agreement
  Exhibit G       Form of Robert W. Bennett Employment Agreement
  Exhibit H       Form of Gabriel Agreement
  Exhibit I       Matters to be Covered by Opinion of Counsel to the Company, Lucas and the Principals
  Exhibit J       Matters to be Covered by Opinion of Counsel to Buyer

                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (the "Agreement") dated as of
July 25, 2002, by and among Brentwood Acquisition Corp., a Minnesota corporation ("Buyer"). Brentwood, Inc., an Oregon corporation (the "Company"), The Lucas Kendall Company, LLC, an Oregon limited liability company ("Lucas") and Brent E. Gabriel and Kathryn J. Gabriel (each a "Principal" and collectively, the "Principals"). Capitalized terms not otherwise defined herein have the meanings set forth in Schedule A to this Agreement.

                              RECITALS


        A. The Principals in the aggregate own 3,000 shares of common stock, $1.00 par value per share (the "Shares"), of the Company, which constitute all of the issued and outstanding shares of capital stock of the Company.

        B. The Company is engaged in the business of manufacturing, selling and distributing hardwood and vinyl doors and accessories (the "Business").

        C. The Principals own all of the outstanding membership interests of Lucas and all of the assets of Lucas are utilized in the operation of the Business.

        D. The Company and Lucas desire to sell and assign to Buyer, and Buyer desires to purchase from the Company and Lucas, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets (with specified exclusions) of the Company and Lucas used in the Business.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and in consideration of the representations, warranties, and covenants herein contained, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

        1.01 PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, each of the Company and Lucas agrees to sell, assign, transfer, convey and deliver to Buyer on the Closing Date, and Buyer agrees to purchase from the Company and Lucas, for the Purchase Price, all of its respective right, title and interest in and to all of the assets and other property interests of the Company and Lucas related to, or used in connection with, the Business, (collectively, except for the Excluded Assets set forth in Section 1.02, the "Acquired Assets"), including without limitation, the following:

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         (a) All of the real property owned by it and used in the operation of the Business, all of which properties are identified in the Disclosure Schedule under the caption referencing Section 2.17(a);

         (b) Its interest in all real property leases to which it is a party that are used in the operation of the Business, all of which leases are identified in the Disclosure Schedule under the caption referencing Section 2.17(b);

        (c) Its interest in all personal property leases to which it is a party that are used in connection with the operation of the Business, all of which leases are identified in the Disclosure Schedule under the caption referencing Section 2.17(d);

        (d) All of the machinery and equipment, attachments and parts therefor, tools, dies, leasehold improvements, fixtures, patterns, engineering equipment, office furniture, supplies and tangible personal property of every kind and nature (other than personal property leases identified in subsection (c) above) owned or used by it in connection with the operation of the Business, including, without limitation, those tangible assets listed on Schedule 1.01(d) (the "Fixed Assets"), except that those personal assets listed in Schedule 1.02(h) are specifically excluded from the Fixed Assets;

        (e) All of its inventories, including supplies, raw materials, parts, components, work-in-process, finished goods, product labels and packaging materials used in connection with the Business and its interest in all orders or contracts for the purchase of supplies, raw materials, parts, components, product labels and packaging materials to the extent listed on Schedule 1.01(e) (the "Purchase Orders");

        (f) All of its rights under contracts, agreements, commitments and other arrangements identified in the Disclosure Schedule under the caption referencing Section 2.20(a) as being assumed by Buyer and all unfilled or uncompleted customer contracts or orders for the sale of goods and services received and accepted by the Company in connection with the Business in the ordinary course;

        (g) All vehicles owned or used by it in connection with the Business (the "Vehicles") including, without limitation, those listed on
Schedule 1.01(g);

        (h) All of its business records and files relating to the Acquired Assets or the Business, including, without limitation, customer lists and records, sales information, supplier records, inventory records, purchase orders and invoices, cost and pricing information, commission records, correspondence, employment and personnel records of its employees, on whatever media such records are maintained;

        (i) All computer software, source codes, computer files, programs, patents, trademarks, copyrights, applications, trade names, logos, licenses, technical data, product specifications, blueprints, know-how, trade secrets and other intellectual property rights owned by, licensed to or otherwise controlled by it or used in, developed for use in or necessary to the conduct of the Business as now conducted or planned to be conducted including, without limitation, those set forth in the Disclosure Schedule under the caption referencing Section 2.24 and including the rights to institute or maintain any action or investigation for and to recover damages for any past infringement thereof or any actions of unfair competition relating thereto;

         (j) The name "Brentwood" or any combination of words in which the name "Brentwood" appears or any rights associated with such name or any right to use such name in all jurisdictions in which the Company or Lucas either currently uses any such name or has any right to use any such name;

         (k) All accounts, notes and other receivables owing to it that relate to the Business and are existing on the Closing Date;

         (l) The current telephone listings and email addresses of the Business and the right to use the telephone numbers and email addresses currently being used at the principal offices and other offices or facilities of the Business, all of which telephone numbers and addresses are listed on
Schedule 1.01(l) hereto;

        (m) All licenses, permits and approvals associated with, used or employed in the Business or with respect to the Acquired Assets, including, without limitation, all such licenses, permits and approvals listed in the Disclosure Schedule under the caption referencing Sections 2.27 and 2.28;

        (n) All sales and promotional materials, catalogues and advertising and marketing literature and materials;

        (o) All of its insurance policies obtained in connection with the Business and all of its rights (including the rights to receive dividends) under or arising out of such insurance policies;

        (p) All prepaid expenses, deposits, claims, refunds, causes of action, rights of recovery and warranty rights with respect to the Business or the Acquired Assets;

        (q) Goodwill (including all goodwill associated with and symbolized by the name "Brentwood" as used as a trademark or service mark and all goodwill associated with and symbolized by any other trademark or service mark, trade name or corporate name used in the conduct of the Business as now conducted), all related tangibles and intangibles which the Company uses in the conduct of the Business and all rights to continue to use the Acquired Assets in the conduct of a going business;

        (r) All rights in connection with and assets of the Employee Plans identified under the caption referencing Section 2.16(a) of the Disclosure Schedule as being assumed by Buyer; and

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          (s) All other assets of Lucas and the Company reflected on their respective balance sheets as at March 31, 2002 other than inventory sold in the ordinary course of the Company's business.

     1.02 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in
Section 1.01 or elsewhere in this Agreement, the following assets, properties, rights and interests of the Company and Lucas (the "Excluded Assets") shall not be part of the sale and purchase contemplated hereunder, are excluded from the Acquired Assets and shall remain the property of the Company and Lucas after the
Closing:

          (a) All cash or cash equivalents of the Company and Lucas with respect to the Business;

          (b) All corporate minute books, charter documents, stock documents and membership documents of the Company and Lucas;

          (c) All rights of the Company and Lucas under this Agreement, the Bill of Sale and the Assignment and Assumption Agreement;

          (d) All claims for tax refunds and other governmental charges of whatever nature, including prepaid taxes and rebates;

          (e) The contracts, agreements, commitments and other arrangements identified in the Disclosure Schedule under the caption referencing Section 2.20(a) as not being assumed by Buyer;

          (f) Such licenses, permits or authorizations which, by their terms, are nonassignable, all of which are identified in the Disclosure Schedule under the caption referencing Section 2.28 as being retained by the Company or Lucas;

          (g) All rights in connection with and assets of the Employee Plans, except for those Employee Plans identified in the Disclosure Schedule under the caption referencing Section 2.16(a) as being assumed by Buyer; and

          (h) Personal property of the Principals and Robert W. Bennett as set forth in Schedule 1.02(h) hereto.

     1.03 ASSUMPTION OF LIABILITIES. As part of the consideration for the purchase and sale of the Acquired Assets, at the Closing, Buyer will assume, pay and perform in accordance with their terms or otherwise satisfy, the following (the "Assumed Liabilities"):

          (a) The liabilities and obligations of the Company and Lucas accruing after the Closing Date under the executory portion of all Scheduled Contracts identified in Section 2.20(a) of the Disclosure Schedule as being assumed by Buyer and Purchase Orders, but not including any liability or obligation for any breach thereof occurring prior to the Closing Date;

          (b) The liabilities and obligations of the Company and Lucas for accounts payable, payroll taxes, accrued expenses (other than Taxes and compensation payable to the Principals) and product remakes (subject to Buyer's right of indemnification set forth in Section 8.02(a)(iii)) of the Business incurred by the Company or Lucas in the ordinary course of business prior to the Closing and accrued real estate taxes on the Real Property; and

          (c) Liabilities or obligations arising out of or relating to the Employee Plans identified in Section 2.16(a) of the Disclosure Schedule as being assumed by Buyer but not including any liability or obligation existing thereunder on or prior to the Closing Date.

     1.04 EXCLUDED LIABILITIES. Buyer has no responsibility for, and the Company, Lucas and the Principals, jointly and severally, shall indemnify and hold Buyer harmless from, any liabilities or obligations of the Company and Lucas of any nature whatsoever which are not specifically included in the Assumed Liabilities identified in Section 1.03, whether similar or dissimilar to the Assumed Liabilities, whether now existing or hereafter arising, and whether known or unknown to Buyer, the Company, Lucas or the Principals (the "Excluded Liabilities"), including, without limitation, all of the following:

          (a) Liabilities or obligations arising out of an event that occurred, products sold or services performed by the Company or Lucas, or their ownership of the Acquired Assets or the operation of the Business, on or prior to the Closing Date;

          (b) Liabilities or obligations for foreign, federal, state, county, local or other governmental taxes of the Company and Lucas relating to the operation of the Business or the ownership of the Acquired Assets on or prior to the Closing Date;

          (c) Liabilities or obligations related to or arising out of any Employee Plans or any other liabilities to employees or former employees of the Company or Lucas, except for payroll taxes incurred in the normal course of business and payable after the Closing Date and those liabilities or obligations accruing after the Closing Date with respect to the Employee Plans identified in Section 2.16(a) of the Disclosure Schedule as being assumed by Buyer;

          (d) Liabilities or obligations arising out of any litigation or administrative or arbitration proceeding to which the Company, Lucas or either Principal is a party or any claims by or against any one of them arising from circumstances existing on or prior to the Closing Date;

          (e) Liabilities or obligations resulting from any breach by the Company or Lucas on or prior to the Closing Date of any contract or agreement to which the Company, Lucas or either Principal is a party or by which any one of them is bound, including, without limitation, any Assumed Contract or Purchase Order;

          (f) Liabilities or obligations resulting from any violation by the Company, Lucas, either Principal, or any employee, director or agent of the Company or Lucas, or any predecessor for which the Company or Lucas may be liable, of any applicable foreign, federal, state, county, local or other governmental laws, decrees, ordinances or regulations, or any permit, license, consent, certificate, approval or authorization issued pursuant to such laws, decrees, ordinances or regulations, including, without limitation, those applicable to discrimination in employment, employment practices, wage and hour, retirement, labor relations, occupational safety, health, trade practices, environmental matters, competition, pricing, product warranties, product liability and product advertising;

          (g) Liabilities or obligations resulting from workers' compensation claims or audits arising out of events occurring on or prior to the Closing Date; and

          (h) The Company's and Lucas' obligations under this Agreement.

     1.05 PURCHASE PRICE. Subject to the adjustment under Section 1.08, the aggregate purchase price for the Acquired Assets is $8,150,000.00 MINUS any Indebtedness of the Company as of the Closing Date (the "PURCHASE PRICE") payable in the manner set forth in Section 1.07.

     1.06 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Kaplan, Strangis and Kaplan, P.A., 5500 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 10:00 A.M. local time, on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date and time as Buyer, the Company and Lucas mutually agree (the "Closing Date"). At the Closing, the Company and Lucas will assign and transfer to Buyer good and valid title in and to the Acquired Assets, free and clear of all Liens, by delivering to Buyer a warranty deed substantially in the form attached hereto as EXHIBIT A ("Warranty Deed"), a bill of sale substantially in the form attached hereto as EXHIBIT B ("Bill of Sale") and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall reasonably request to cause the Company and Lucas to transfer, convey, assign and deliver the Acquired Assets to Buyer; and Buyer shall pay to the Company and Lucas the Purchase Price in accordance with the provisions of Section 1.07 hereof. At the Closing, there shall also be delivered to the Company, Lucas and Buyer the opinions, certificates, documents and instruments to be delivered under Articles VI and VII.

     1.07 PAYMENT OF PURCHASE PRICE. At the Closing, the Purchase Price (as preliminarily adjusted pursuant to Section 1.08 hereof) will be paid by Buyer as follows:

          (a) $3,156,758.00 to the Company by wire transfer of immediately available funds to such account as the Company may reasonably direct by written notice delivered to Buyer by the Company at least two Business Days before the Closing Date; and

          (b) $4,993,242.00 to Lucas by wire transfer of immediately available funds to such account as Lucas may reasonably direct by written notice delivered to Buyer by Lucas at least two Business Days before the Closing Date.

     1.08 ADJUSTMENT TO PURCHASE PRICE.

          (a) No later than three (3) Business Days prior to the Closing Date, the Principals shall cause the Company to prepare and deliver to Buyer a calculation of the Net Working Capital (as defined below) of the Company estimated as of the opening of business on the Closing Date ("ESTIMATED NET WORKING CAPITAL"). The Estimated Net Working Capital shall be calculated in accordance with generally accepted accounting principles, as applied on a consistent basis with the Company's Financial Statements provided to Buyer pursuant to Section 2.08(a) hereof, including, but not limited to, provisions for uncollectable receivables, warranty claims and the like, PROVIDED, HOWEVER, that in all events such calculation shall include a provision for product remakes (the "NET WORKING CAPITAL BALANCE SHEET"). As used herein, the term "NET WORKING CAPITAL" shall mean an amount equal to the excess of total current assets of the Company and Lucas that are a part of the Acquired Assets over the liabilities of the Company and Lucas described in Section 1.03(b), calculated in accordance with generally accepted accounting principles on a consistent basis with the Net Working Capital Balance Sheet.

          (b) If Estimated Net Working Capital is less than $1,000,000.00 ("TARGET NET WORKING CAPITAL"), then the cash portion of the Purchase Price payable to the Company at Closing shall be reduced by an amount equal to the amount of such deficit (the "ESTIMATED WORKING CAPITAL ADJUSTMENT").

          (c) As soon as reasonably practicable after the Closing Date, but in all events within 90 days thereafter, the Buyer will prepare and deliver to the Principals (i) a draft balance sheet (the "Draft Closing Date Net Working Capital Balance Sheet") for the Company as of the close of business on the Closing Date (determined on a pro forma basis as though the parties had not consummated the transactions contemplated by this Agreement), (ii) a computation and determination of the Net Working Capital as of the Closing Date; and (iii) a computation and determination of the Adjusted Purchase Price (as defined below).

          (d) If the Principals have any objections to the Draft Closing Date Net Working Capital Balance Sheet, they will deliver a detailed statement describing their objections to the Buyer within thirty (30) days of receipt thereof. Buyer and the Principals will use reasonable efforts to resolve any such objections among themselves. If the parties do not obtain a final resolution within thirty (30) days after Buyer has received the statement of objections, Buyer and the Principals will select an independent accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and the Principals are unable to agree on the choice of an accounting firm, they will select by lot a nationally recognized accounting firm which is not then currently and has not provided any services to any of the parties hereto or the Company, or any of their Affiliates within the past three (3) years which shall be jointly instructed by the Buyer, on the one hand, and the Principals, on the other hand, to determine the Net Working Capital and the Adjusted Purchase Price in accordance with this Agreement. (The accounting firm selected by either mutual agreement or lot is herein referred to as the "Accountant".) The Accountant shall deliver to each of Buyer and the Principals its determinations within thirty (30) days after receiving the joint instructions from Buyer and the Principals, and the determinations of the Accountant will be set forth in writing and will be conclusive and binding upon the parties. The expenses of the Accountant shall be borne equally by Buyer and the Principals. The Buyer will give the Principals the Draft Closing Date Net Working Capital Balance Sheet revised to reflect the Accountant's determinations. The "CLOSING DATE BALANCE SHEET" shall mean the Draft Closing Date Net Working Capital Balance Sheet, together with any revisions thereto pursuant to this Section 1.08, including the determination of the Accountant. The "ADJUSTED PURCHASE PRICE" shall mean the Purchase Price, together with any revisions thereto pursuant to this
     Section 1.08, including the determination of the Accountant.

          (e) For purposes of the Principals' review of the Closing Date Balance Sheet and the Adjusted Purchase Price, Buyer will make reasonably available to the Principals and their accountants and other representatives the work papers and backup materials used in preparing the Draft Closing Date Net Working Capital Balance Sheet at reasonable times and upon reasonable notice at any time during (i) the preparation by Buyer of the Draft Closing Date Net Working Capital Balance Sheet, (ii) the review by the Principals of the Draft Closing Date Net Working Capital Balance Sheet, and (iii) the resolution by the parties of any objections thereto.

          (f) If Estimated Net Working Capital is less than Target Net Working Capital AND

              (i) Net Working Capital is less than Estimated Net Working Capital, the Principals shall pay Buyer the difference between Estimated Net Working Capital and Net Working Capital;

              (ii) Net Working Capital is greater than Estimated Net Working Capital, Buyer shall pay the Company the difference between
                    (x) the lesser of Target Net Working Capital or Net Working Capital and (y) Estimated Net Working Capital; or

              (iii) Net Working Capital is equal to Target Net Working Capital,
                    Buyer shall pay the Company the Estimated Working Capital Adjustment.

          (g) If Estimated Net Working Capital is equal to or greater than Target Net Working Capital and Net Working Capital is less than Target
     Net Working Capital, the Principals shall pay Buyer the difference between Net Working Capital and Target Net Working Capital.

          (h) Any payment to be made under either Section 1.08(f) or Section 1.08(g) shall be made no later than thirty (30) days after the earliest to occur of (i) the 30th day after the Draft Closing Date Net Working Capital Balance Sheet shall have been given by Buyer to the Principals, if the Principals shall not have objected to the Draft Closing Date Net Working Capital Balance Sheet within such period; (ii) the first Business Day after which the Buyer and the Principals have resolved any objection raised by the Principals; or (iii) the first Business. Day after the date on which the determination of the Accountant referred to in Section 1.08(d) above is given to Buyer and the Principals.

     1.09 ALLOCATION OF PURCHASE PRICE. The parties agree to allocate the Purchase Price and the Assumed Liabilities among the Acquired Assets as set forth on EXHIBIT C, which exhibit is (i) consistent with the requirements set forth in the Code, including Section 1060 of the Code, and the treasury regulations thereunder and (ii) shall be updated as of the Closing Date after taking into account the adjustment under Section 1.08. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in EXHIBIT C for all tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to the Company and Lucas within 45 days after the Closing Date to be filed with the IRS.

                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY, LUCAS AND THE
                                   PRINCIPALS

     The Company, Lucas and each Principal hereby jointly and severally represent and warrant to Buyer as follows, except as set forth in the disclosure schedule (the "Disclosure Schedule") delivered by them to Buyer in connection with the execution and delivery of this Agreement (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article II under captions referencing the Sections to which such exceptions apply).

     2.01 ENFORCEABILITY; AUTHORITY.

          (a) ENFORCEABILITY. This Agreement, assuming the due authorization, execution, and delivery by Buyer, constitutes the valid and binding obligation of the Company, Lucas and each Principal, enforceable against each of them in accordance with its terms. Upon the execution and delivery by the Company, Lucas and the Principals of the Bill of Sale, the Assignment and Assumption Agreement, the Employment Agreements and the Gabriel Agreement and each other agreement to be executed or delivered by any or all of the Company, Lucas and the Principals at the Closing (collectively, the "Sellers' Closing Documents"), each of Sellers' Closing Documents will constitute the legal, valid and binding obligation of the parties thereto, enforceable against them in accordance with its terms.

          (b) AUTHORITY. Each of the Company and Lucas have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Sellers' Closing Documents to which it is a party and to perform its obligations under this Agreement and the Sellers' Closing Documents to which it is a party, and such action has been duly authorized by all necessary action by the Company's shareholders, Lucas' members, and the governing board of each of the Company and Lucas. Each Principal has all necessary legal capacity to enter into this Agreement and the Sellers' Closing Documents to which such Principal is a party and to perform his or her obligations hereunder and thereunder.

     2.02 ORGANIZATION AND CORPORATE POWER.

          (a) Each of the Company and Lucas is duly organized, validly existing and in good standing under the laws of the State of Oregon, and has all requisite power and authority and all authorizations, licenses, permits and certifications necessary to carry on the Business as and to the extent now conducted and to own, use and lease the Acquired Assets, and to perform all of its obligations under the Purchase Orders and Scheduled Contracts.

          (b) Each of the Company and Lucas is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SECTION 2.02(b) of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of the Acquired Assets, or the conduct or nature of the Business, makes such qualification, licensing or admission necessary.

          (c) Prior to the execution of this Agreement, each of the Company and Lucas delivered to Buyer true and complete copies of the Governing Documents of the Company and Lucas as in effect on the date hereof.

     2.03 OWNERSHIP. The Principals own all of the Shares and all of the membership interests (financial and governance) of Lucas.

     2.04 SUBSIDIARIES. Except as disclosed on SECTION 2.04 of the Disclosure Schedule, neither the Company nor Lucas has any subsidiaries or owns, directly or indirectly, any shares of capital stock or other equity securities in any corporation or owns any interest in any partnership, limited liability company, joint venture, association, trust or any other unincorporated organization or entity or has any agreement or commitment to purchase any such interest.

     2.05 NO CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will:

          (a) conflict with or result in a violation or breach of any provision of the Governing Documents of the Company or Lucas;

          (b) conflict with or result in a violation or breach by either Principal, the Company or Lucas of any constitution, statute, regulation, rule, Order or other restriction of any Governmental or Regulatory Authority to which either Principal, the Company or Lucas, or any of the Acquired Assets is subject; other than such conflicts, violations or breaches (i) which could not in the aggregate reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or to have a Material Adverse Effect; or

          (c) except as disclosed in SECTION 2.05 of the Disclosure Schedule, conflict with or result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under, any contract or other arrangement to which any of the Principals, the Company or Lucas is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets), which, individually or in the aggregate is material to the validity or enforceability of this Agreement or could in the aggregate be reasonably expected to have a Material Adverse Effect.

     2.06 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in SECTION
2.06 of the Disclosure Schedule, neither the Company nor Lucas nor either Principal is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental or Regulatory Authority in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.07 BOOKS AND RECORDS. The minute books and other similar Records of the Company and Lucas as made available to Buyer prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders or members, as the case may be, the board of directors and committees of the board of directors of the Company, the board of governors and committees of the board of governors of Lucas, and the stock Records of the Company and membership Records of Lucas are correct and complete.

     2.08 FINANCIAL STATEMENTS. Prior to the execution of this Agreement, the Company has delivered to Buyer true and complete copies of the balance sheets of the Company for the years ended April 30, 2002 (the "Company's Latest Balance Sheet") and April 30, 2001, together with all related statements of operations and cash flow for the years then ended (the "Company's Financial Statements"). The Company's Financial Statements have been prepared in the ordinary course of the Company's business, consistent with the internal accounting practices of the Company, applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods. Except as disclosed in Section 2.08 of the Disclosure Schedule, the Company's Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.

     2.09 UNDISCLOSED LIABILITIES. With respect to the Acquired Assets or the operations of the Business, neither the Company nor Lucas has any material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, except (i) as reflected in the Company's Latest Balance Sheet, (ii) as specifically set forth in SECTION
2.09 of the Disclosure Schedule, or (iii) liabilities which have arisen after the date of the Company's Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

     2.10 NO MATERIAL ADVERSE CHANGES. Since March 31, 2002, there has been no event, occurrence, development or state of circumstances or facts which individually or in the aggregate has had, will have or could reasonably be expected to have a Material Adverse Effect, and, to the Knowledge of Principals, no facts or conditions exist or are threatened or contemplated which individually or in the aggregate will have or could reasonably be expected to have a Material Adverse Effect in the foreseeable future, provided that for purposes of this Section 2.10, Material Adverse Effect shall be deemed not to include events, occurrences, developments or states of circumstances or facts that affect the wood products industries generally.

     2.11 ABSENCE OF CERTAIN DEVELOPMENTS. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date or as disclosed in SECTION 2.11 of the Disclosure Schedule, since April 30, 2002 neither the Company nor Lucas has:

          (a) borrowed any amount or incurred or become subject to any liability except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

          (b) granted any Lien or any other encumbrance on any of the Acquired Assets except (i) Liens for current property taxes not yet due and payable,
     (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, or (iii) Liens in respect of pledges or deposits under workers' compensation laws;

          (c) discharged or satisfied any Lien or paid any liability other than current liabilities paid in the ordinary course of business;

          (d) sold, assigned or transferred (including, without limitation, transfers to any employees, Affiliates, shareholders or members) any tangible assets of the Business except for sales of inventory in the ordinary course of business;

          (e) disclosed, to any Person other than its employees, agents and representatives, Buyer or authorized representatives of Buyer, any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreements are identified in the Disclosure Schedule under the caption referencing this Section 2.09(e) and are in full force and effect on the date hereof;

          (f) modified or canceled any debts or claims or waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

          (g) entered into any transaction, or modified any agreement, arrangement or understanding, with any Insider;

          (h) entered into, terminated or modified any other material agreement except in the ordinary course of business and consistent with past custom and practice;

          (i) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it in connection with the Business, whether or not covered by insurance;

          (j) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee with a base salary or base compensation of more than $5,000 per year, or consultant;

          (k) entered into or modified any employment agreement, arrangement or understanding with any director, officer or employee;

          (1) made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

          (m) made any single capital expenditure or commitment therefor in excess of $10,000 or capital commitments exceeding $25,000 in the aggregate;

          (n) made any loans or advances to (other than employee expense advances made in the ordinary course of business), or guarantees for the benefit of, any Persons;

          (o) made charitable contributions or pledges except in accordance with past custom and practice;

          (p) made any change in accounting principles, methods or practices from those utilized in the preparation of the Company's Financial Statements or Lucas' Financial Statements;

          (q) amended any of its Governing Documents;

          (r) entered into or modified any severance or similar arrangement with any officer or employee;

          (s) terminated, modified, canceled, or committed any breach of any insurance contract providing insurance coverage to the Company, Lucas or the Acquired Assets;

          (t) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice (other than the transactions contemplated by this Agreement); or

          (u) agreed, consented or committed, either orally or in writing, to do any of the foregoing.

     2.12 TAX RETURNS AND PAYMENTS; TAX LIENS; TAX MATTERS. Except as set forth in Schedule 2.12 of the Disclosure Schedule, each of the Company and Lucas has filed when and as due all federal, state and local income, franchise, sales, use, payroll, excise, business and license and other tax returns required by law to be filed by it for all periods prior to the date hereof (collectively, "Tax Returns"). There are currently no extensions of time in effect with respect to the dates on which any Tax Returns of the Company or Lucas are due to be filed. Each of the Company and Lucas has paid all federal, state, local or foreign taxes or other governmental charges (including interest, additions to tax or penalties) (collectively, "Taxes") imposed with respect to its business operations for all periods prior to the date hereof. Without limitation, each of the Company and Lucas has made all necessary tax withholding with respect to its employees. There are no Liens for any Taxes on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Taxes and to the Knowledge of Principals there is no basis for assertion of any claims attributable to Taxes, which if adversely determined, would result in any such Lien. There are no outstanding assessments or any Taxes otherwise due that if not paid on a timely basis would result in any Liens for such assessments or Taxes on any of the Acquired Assets. All deficiencies asserted as a result of any audit or examination of any Tax Return of the Company or Lucas have been paid in full, and no deficiencies of any Taxes payable by the Company or Lucas are being proposed or threatened. No audit or investigation of any Tax Return of the Company or Lucas is currently being conducted or pending. There are no outstanding waivers or agreements for extension of time for the assessment of any Taxes.

     2.13 LEGAL PROCEEDINGS. Except as disclosed in SECTION 2.13 of the Disclosure Schedule, there are no actions, suits, proceedings, Orders or investigations pending or, to the Knowledge of Principals, threatened against the Company or Lucas or that otherwise relates to or may affect any of the Acquired Assets or the financial condition, operating results or business condition of the Business, at law or in equity, or before or by any federal, state, municipal or other Governmental or Regulatory Authority. There is no unsatisfied Order binding upon the Company or Lucas.

     2.14 EMPLOYEES; LABOR MATTERS.

          (a) SECTION 2.14(a) of the Disclosure Schedule lists, as of the date set forth in the Disclosure Schedule, each employee of the Company and Lucas who performs functions in connection with the Business and the job classification, remuneration (including any scheduled salary or remuneration increases), date of employment and accrued vacation time of each such employee. Neither the Company nor Lucas is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses, severance, termination pay or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees.

          (b) Except as set forth in SECTION 2.14(b) of the Disclosure Schedule, neither the Company nor Lucas has a policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, and the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other acts or events) result in any payment, benefit or other right becoming due from the Company or Lucas to any current or former employee, director, shareholder, partner, independent contractor or agent of the Company or Lucas, nor accelerate the timing or vesting of any such payment, benefit or right, nor otherwise increase the amount of compensation due to any such Person.

          (c) Each of the Company and Lucas is in material compliance with all applicable laws and regulations respecting labor, employment, labor and union relations, fair employment practices, safety and health, terms and conditions of employment, and wages and hours except to the extent that any such non-compliance is not material to the operation of the Business as presently conducted.

          (d) Except as set forth in SECTION 2.14(d) of the Disclosure Schedule, no charges of employment discrimination or unfair labor practices have been brought against the Company or Lucas, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations of the Business existing, pending, or, to the Knowledge of Principals, threatened against or involving the Company or Lucas.

          (e) Except as set forth in SECTION 2.14(e) of the Disclosure Schedule, neither the Company nor Lucas has received notice of any impending, strikes, slowdowns, concerted interference with normal operations or union organization activities.

          (f) Except as set forth in SECTION 2.14(f) of the Disclosure Schedule, there are no grievances, complaints or charges that have been filed against the Company or Lucas under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement).

          (g) Neither the Company nor Lucas is a party to any labor or collective bargaining, agreements and none are currently being or are about to be negotiated by the Company or Lucas.

          (h) Neither the Company nor Lucas has received notice of, and to the Knowledge of Principals, there are no pending or threatened changes with respect to (including, without limitation, resignation of) the senior management or key supervisory personnel of the Company or Lucas.

     2.15 IMMIGRATION MATTERS.

          (a) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of the Company who perform functions in connection with the Business, the Company is in compliance in all material respects with the Immigration Reform and Control Act of 1986 and all regulations promulgated thereunder ("IRCA") with respect to the completion, maintenance and other documentary requirements of Forms 1-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

          (b) SECTION 2.15(b) of the Disclosure Schedule contains a true and complete list of all employees of the Company as of May 31, 2002 who, according to documentation provided to the Company by their employees, are not citizens of the United States and who are not permanent residents of the United States, together with a true and complete list of the visa status and visa expiration dates of each such employee.

          (c) Except as set forth on SECTION 2.15(c) of the Disclosure Schedule, to the Knowledge of Principals, the Company has employed only individuals authorized to work in the United States. Except as set forth on SECTION 2.15(c) of the Disclosure Schedule, neither the Company nor any Principal has received any written notice of any inspection or investigation relating to its or their alleged noncompliance with or violation of IRCA, nor has it or they been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

          (d) The consummation of the transactions contemplated by this Agreement will not (i) give rise to any liability for the failure to properly complete and update Forms 1-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States, or (iii) cause any current employee to become unauthorized to work in the United States.

     2.16 EMPLOYEE BENEFITS.

          (a) EMPLOYEE PLANS. SECTION 2.16 of the Disclosure Schedule contains a complete list of Employee Plans maintained or contributed to by the Company or Lucas with respect to all employees and former employees who perform or performed functions in connection with the Business.

          (b) COMPLIANCE; NO CLAIMS. The Employee Plans have been maintained in compliance, in all material respects, with the terms of such Employee Plans and in accordance with applicable laws, including but not limited to ERISA and the Code. With respect to the Employee Plans, (i) all required contributions which are due have been made and all contributions for any period ending on or before the Closing Date will on the Closing Date either be made or properly accrued; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) for which either the Company or Lucas has or could reasonably be expected to have a material liability.

          (c) DOCUMENTS FOR EMPLOYEE PLANS. Buyer has received or had made available to it true and complete copies of (i) each employee pension plan (and related trust documents) which covers or has covered employees of the Company and Lucas and all amendments thereto (each, a "Pension Plan");
     (ii) each Welfare Plan and Benefit Arrangement; (iii) the most recent determination letter, if any, issued by the Internal Revenue Service with respect to each Employee Plan and any amendments to any Employee Plan made subsequent to or not covered by such determination letter, (iv) the most recent financial statements and annual reports or returns for the Employee Plans; and (v) the most recently prepared actuarial valuation reports for the Employee Plans.

          (d) NO CHANGES. Since the last day of the last plan year for which an annual report or return has been filed in respect of an Employee Plan, there has been no material change with respect to such plan's operation, administration or financial position.

          (e) NO MULTIEMPLOYER PLANS. Neither the Company nor Lucas contributes (or has ever contributed) to any defined benefit Multiemployer Plan. Neither the Company nor Lucas has any actual or potential liabilities under
     Section 4201 of ERISA for any complete or partial withdrawal from a Multiemployer Plan. Neither the Company nor Lucas has any actual or potential liability for death or medical benefits after separation from employment, other than health care continuation benefits described in
     Section 4980B of the Code.

          (f) FIDUCIARY RESPONSIBILITY. Neither the Company nor Lucas nor any ERISA Affiliates, nor any of their directors, officers, employees or other "fiduciaries," as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Employee Plans which would subject an Employee Plan, the Company, Lucas, any ERISA Affiliates, Buyer or any of their respective directors, officers or employees to any material liability under ERISA or any applicable law.

          (g) NO PENALTIES OR DISQUALIFICATIONS. Neither the Company nor Lucas has incurred any material liability for any tax or civil penalty or any disqualification of any Employee Plan imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

     2.17 TITLE TO PROPERTIES, CONDITION AND SUFFICIENCY OF ASSETS.

          (a) REAL PROPERTY. SECTION 2.17(a) of the Disclosure Schedule includes a list of the real property owned, used or occupied by the Company in the operation of the Business (the "Real Property"), its address and the name of the record owner thereof. The Real Property has access, sufficient for the conduct of the Business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the Business at that location. The Company or Lucas has delivered to Buyer complete and accurate copies of all deeds, existing title insurance policies and surveys of or pertaining to the Real Property and all instruments, agreements and other documents evidencing, creating or constituting any lien on such Real Property.

          (b) LEASES. SECTION 2.17(b) of the Disclosure Schedule includes a list of all leases of real property to which either the Company or Lucas is a party (the "Facility Leases"). All of the Facilities Leases are in full force and effect, and the Company or Lucas holds a valid and existing leasehold interest under each of such leases. The Company or Lucas has delivered to Buyer complete and accurate copies of each of the Facility Leases, and none of the Facility Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Neither the Company nor Lucas is in default under any Facility Lease, and, to the Knowledge of Principals, no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default by the Company or Lucas under any of the Facility Leases; nor, to the Knowledge of Principals, is any other party to any Facility Lease in default.

          (c) TITLE. Lucas owns good and marketable title to each parcel of Real Property identified in SECTION 2.17(a) of the Disclosure Schedule as being owned by it and each of the Company and Lucas owns good title to each of the other Acquired Assets identified in the Disclosure Schedule or any schedule provided in Section 1.01 hereof as being owned by it in each case free and clear of all Liens, except for (i) Liens for current taxes not yet due and payable and (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen.

          (d) CONDITION. Except as set forth in SECTION 2.17(d) of the Disclosure Schedule (i) all of the Acquired Assets are in good condition and repair, and are adequate for the uses to which they are being put; (ii) there are no defects in such Acquired Assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such Acquired Assets as of the date hereof and as of the Closing; and (iii) Lucas owns, or leases under valid leases, all of the Acquired Assets necessary for the conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing. SECTION 2.17(d) of the Disclosure Schedule includes a list of all leases of personal property to which either the Company or Lucas is a party (the "Personal Property Leases"). All of the Personal Property Leases are in full force and effect, and the Company or Lucas holds a valid and existing leasehold interest under each of such leases. The Company and Lucas have delivered to Buyer complete and accurate copies of each of the Personal Property Leases, and none of the Personal Property Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Neither the Company nor Lucas is in default under any Personal Property Lease, and, to the Knowledge of Principals, no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default by the Company or Lucas under any of the Personal Property Leases; nor, to the Knowledge of Principals, is any other party to any Personal Property Lease in default.

          (e) NO VIOLATIONS. Neither the Company nor Lucas is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the construction, condition or operation of any properties used in the operation of the Business, except for such violations which, individually or in the aggregate, will not or could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor Lucas has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property.

          (f) NO IMPROVEMENTS OR ASSESSMENTS. Neither the Company nor Lucas has knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

     2.18 ACCOUNTS RECEIVABLE. The accounts receivable of the Business reflected on the Company's Latest Balance Sheet are valid receivables, were generated in the ordinary course of business, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms, except to the extent of the bad debt reserve reflected thereon. SECTION 2.18 of the Disclosure Schedule contains a complete and accurate list of all accounts receivable reflected on the Company's Latest Balance Sheet, which list sets forth the aging of such accounts receivable. Each of the accounts receivable of the Company to be reflected on the Closing Date Balance Sheet will be a valid receivable, generated in the ordinary course of business, not subject to valid counterclaim or setoff, and will be collected within one hundred twenty (120) days of the Closing Date, except to the extent of the bad debt reserve reflected on the Closing Date Balance Sheet.

     2.19 INVENTORY. Except as set forth in SECTION 2.19 of the Disclosure Schedule, the inventory of raw materials, work in process and finished goods reflected on the Company's Latest Balance Sheet or acquired after the date of the Company's Latest Balance Sheet and reflected on the accounting Records of the Company as of the date of this Agreement, consists of a quality and quantity of items which, subject to any reserve for obsolescence, below standard quality or slow moving inventory on the Company's Latest Balance Sheet, will be used in the ordinary course of the business of the Company within three hundred sixty-five (365) days following the Closing Date, except to the extent of any reserve for obsolescence, below standard quality or slow moving inventory reflected on the Draft Closing Date Net Working Capital Balance Sheet.

     2.20 CONTRACTS.

          (a) SECTION 2.20(a) of the Disclosure Schedule contains a true and complete list of each of the following contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered to Buyer prior to the execution of this Agreement) to which the Company or Lucas is a party and which relate to the operation of the Business or the Acquired Assets ("Scheduled Contracts"):

               (i) contracts (excluding Employee Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a contract and the expiration date of each such contract;

               (ii) partnership, joint venture, shareholders' or other similar contracts with any Person;

               (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the Acquired Assets;

               (iv) guaranty of any obligation for borrowed money or otherwise;

               (v) contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees which involve the payment or potential payment, pursuant to the terms of any such contract, by or to the Company or Lucas of more than $25,000;

               (vi) contracts that (A) involve the payment or potential payment, pursuant to the terms of any such contract, by or to the Company or Lucas of more than $25,000 and (B) cannot be terminated within ninety
          (90) calendar days after giving notice of termination without resulting in any material cost or penalty to the Company;

               (vii) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $25,000;

               (viii) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $25,000;

               (ix) contract or other commitment for capital expenditures in excess of $10,000;

               (x) contract with any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or Lucas which in any way relates to the Business (other than for employment on customary terms); and

               (xi) other contracts, agreements, commitments or other arrangements to be assumed by Buyer.

          (b) Each Scheduled Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Company or Lucas, as the case may be, and, to the Knowledge of Principals, of the other parties thereto. Each of the Company and Lucas has performed all material obligations required to be performed by it in connection with the Scheduled Contracts and is not in receipt of any claim of default under any Scheduled Contract. Neither the Company nor Lucas has a present expectation or intention of not fully performing any material obligation pursuant to any Scheduled Contract; and no Principal has knowledge of any breach or anticipated breach by any other party to any Scheduled Contract. Neither the Company nor Lucas has made an assignment or transfer of any of its rights under any of the Scheduled Contracts. Except as disclosed in Section 2.20(b) of the Disclosure Schedule, there is not any Scheduled Contract that, when performed in accordance with its terms, will, or may reasonably be expected to, result in any loss on account of such performance following the Closing.

          (c) Except as disclosed in SECTION 2.20 of the Disclosure Schedule, no consent or approval of any party to any Scheduled Contracts is required to be obtained by the Principals or the Company or Lucas in connection with the execution and delivery of this Agreement and the consummation of the transactions hereby.

     2.21 INSIDER TRANSACTIONS. Except as disclosed in SECTION 2.21 of the Disclosure Schedule, during the periods covered by the Financial Statements, no shareholder, member, officer, director or employee of the Company or Lucas or any member of the immediate family of any such shareholder, member, officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons) (collectively "Insiders"), has any agreement with the Company or Lucas (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the Business (other than ownership of capital stock of the Company or ownership of a membership interest in Lucas). None of the Insiders has any direct or indirect interest in any competitor, supplier or customer of the Company or Lucas or in any Person from whom or to whom the Company or Lucas leases any property, or in any other Person with whom the Company or Lucas transacts business of any nature. For purposes of this Section 2.21, the members of the immediate family of a shareholder, member, officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such shareholder, member, officer, director or employee.

     2.22 CUSTOMERS AND SUPPLIERS. SECTION 2.22 of the Disclosure Schedule lists the 10 largest customers and the 10 largest suppliers of the Company relating to the Business for the fiscal years ended April 30, 2002 and 2001 and sets forth opposite the name of each such customer or supplier the approximate percentage of net sales or purchases by the Company attributable to such customer or supplier for each such period. Since the Company's Latest Balance Sheet Date, to the Knowledge of Principals, no customer or supplier listed on the Disclosure Schedule under the caption referencing this Section 2.22 has indicated that it will stop or decrease the rate of business done with the Company.

     2.23 BROKERS. Except as set forth on SECTION 2.23 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company, Lucas and the Principals directly with Buyer without the intervention of any Person on their behalf in such manner as to give rise to any valid claim by any Person against Buyer or the Company or Lucas for a finder's fee, brokerage commission or similar payment.

     2.24 INTELLECTUAL PROPERTY RIGHTS.

          (a) SECTION 2.24(a) of the Disclosure Schedule describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or Lucas or used in, developed for use in or necessary to the conduct of the Business as now conducted (the "Intellectual Property Rights"). The Company either (i) owns and possesses all right, title and interest, free and clear of any Liens or (ii) has the right and necessary permission to use and otherwise benefit from the Intellectual Property Rights to the extent necessary for its current use now and after the Closing.

          (b) SECTION 2.24(b) of the Disclosure Schedule describes all Intellectual Property Rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties. The Company has taken all necessary action to protect the Intellectual Property Rights described in Section 2.24(b) of the Disclosure Schedule. No employee or former employee of the Company or Lucas has any claim with respect to any Intellectual Property Rights of the Company or Lucas.

          (c) Neither the Company nor Lucas has received any notice of, nor do the Principals have any knowledge of, any infringement or misappropriation by any third party with respect to the Intellectual Property Rights. No claim by any third party contesting the validity of any Intellectual Property Rights is currently outstanding or, to the Knowledge of Principals, threatened; neither the Company nor Lucas has received any notice of, nor do the Principals have any knowledge of, any infringement, misappropriation or violation by the Company or Lucas of any intellectual property rights of any third parties. Neither the Company nor Lucas has infringed, misappropriated or otherwise violated any such intellectual property rights of any third parties and no infringement, illicit copying, misappropriation or violation has occurred with respect to products currently being sold or services provided by the Company or Lucas or with respect to the products or services currently under development (in their present state of development) or with respect to the conduct of the Business as now conducted.

          (d) The management information software that is a part of the Intellectual Property Rights is performing in accordance with its specifications in all material respects. In the event that such software shall fail, the Company has in place adequate backup Records and accounting systems that will enable the Company to conduct the Business in the ordinary course.

     2.25 INSURANCE. SECTION 2.25 of the Disclosure Schedule lists and briefly describes each insurance policy or fidelity bond maintained by the Company or Lucas with respect to the Acquired Assets and operations of the Business and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect, are issued by insurers of recognized responsibility and are in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same business as the Company and similarly situated. Neither the Company nor Lucas is in default with respect to its obligations under any of such insurance policies and fidelity bonds and no notice of cancellation or termination of any such insurance policies has been given to the Company or Lucas.

     2.26 WARRANTY AND RELATED MATTERS. Except as disclosed in SECTION 2.26 of the Disclosure Schedule, all of the products manufactured, sold, leased, and delivered by the Company with respect to the Business have conformed in all respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, except to the extent of any reserve for product warranty claims set forth on the face of the Company's Latest Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company. SECTION 2.26 of the Disclosure Schedule summarizes all claims outstanding, pending or, to the Knowledge of Principals, threatened for breach of any warranty relating to any products sold or services provided by the Company prior to the date hereof. Section 2.26 of the Disclosure Schedule also contains a correct and complete description of each of the warranties relating to any product of the Business.

     2.27 COMPLIANCE WITH LAWS; PERMITS.

          (a) The Company, Lucas and their respective officers, directors, agents and employees have been in compliance with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and codes which affect the Business or the Acquired Assets and to which the Company or Lucas may be subject, except where such noncompliance, individually or in the aggregate, will not or could not reasonably be expected to have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, claim, demand or notice has been filed or commenced against the Company or Lucas alleging a violation of any such laws, regulations or other requirements.

          (b) Each of the Company and Lucas has in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct the Business and own or operate the Acquired Assets, including the Real Property (collectively, the "Permits") except where the failure to have the Permits in effect, individually or in the aggregate, will not or could not reasonably be expected to have a Material Adverse Effect. A true, correct and complete list of all the Permits is set forth under the caption referencing this SECTION 2.27(b) of the Disclosure Schedule with an indication as to whether the Permit is assignable to Buyer. The Company and Lucas have conducted the Business in compliance with the terms and conditions of the Permits, except where the failure to be in such compliance, individually or in the aggregate, will not or could not reasonably be expected to have a Material Adverse Effect. All Permits have been lawfully and validly issued, and no proceeding is pending or, to the Knowledge of Principals, threatened with respect to the revocation, suspension or limitation of any of the Permits.

     2.28 ENVIRONMENTAL, HEALTH AND SAFETY MATTERS.

          (a) Except as set forth in SECTION 2.28(a) of the Disclosure Schedule, each of the Company and Lucas is in compliance with all Environmental, Health and Safety Requirements with respect to the Business and the Acquired Assets, except for such noncompliance as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Without limiting the generality of the foregoing, each of the Company and Lucas has obtained, has complied, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of the Business, except for such non-compliance as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; a list of all such permits, licenses and other authorizations is set forth in SECTION 2.28(b) of the Disclosure Schedule (the "Environmental Permits") with an indication as to whether the Environmental Permit is assignable to Buyer.

          (c) Neither the Company nor Lucas has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements or any liabilities or potential liabilities including any investigatory, remedial or corrective obligations relating to the Company, Lucas or their facilities, the subject of which could reasonably be expected to have a Material Adverse Effect.

     2.29 GUARANTIES. Except as set forth in Section 2.20(a) of the Disclosure Schedule, neither the Company nor Lucas is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person.

     2.30 DISCLOSURE. No statement contained herein or in any Exhibit hereto or any Section of the Disclosure Schedule provided by the Company or Lucas or either Principal contains or will contain any untrue statement of a material fact regarding the Company, Lucas or the Business or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading, and there is no fact which has not been disclosed to Buyer of which the Company, Lucas or either Principal or any of their officers or directors is aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the Acquired Assets or the Business, including operating results, financial condition, assets, customer relations, employee relations or business prospects.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Principals as follows:

     3.01 CORPORATE EXISTENCE. Buyer is a Minnesota corporation validly existing and in good standing under the laws of the State of Minnesota. Buyer has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     3.02 ENFORCEABILITY; AUTHORITY. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Upon the execution and delivery of the Buyer Note under the Gabriel Agreement, the Assignment and Assumption Agreement, the Employment Agreements, the Gabriel Agreement and each other agreement to be executed or delivered by Buyer at Closing (the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. The Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents, and such action has been authorized by the board of directors of Buyer, no other corporate action on the part of Buyer or its shareholders being necessary.

     3.03 NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will:

          (a) conflict with or result in a violation or breach of any of the Governing Documents of Buyer,

          (b) conflict with or result in a violation or breach by the Buyer of any constitution, statute, regulation, rule, Order or other restriction of any Governmental or Regulatory Authority to which the Buyer is subject; other than such conflicts, violations or breaches (i) which could not in the aggregate reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or to have a Material Adverse Effect on Buyer, or

          (c) except as disclosed in SECTION 3.03 of the Disclosure Schedule, conflict with or result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), which, individually or in the aggregate is material to the validity or enforceability of this Agreement or could in the aggregate be reasonably expected to have a Material Adverse Effect on Buyer.

     3.04 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in SECTION
3.04 of the Disclosure Schedule, Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental or Regulatory Authority in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.05 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with the Company, Lucas and the Principals without the intervention of any Person on behalf of Buyer in such manner as to give rise to any valid claim by any Person against the Company or Lucas or any Principal for a finder's fee, brokerage commission or similar payment.

     3.06 FINANCING. Buyer has delivered to the Company and Lucas true and complete copies of the commitment letters described in EXHIBIT D (the "Financing Commitments") for financing required to close the transactions contemplated by this Agreement (the "Financing"). Subject to the satisfaction of the terms and conditions set forth in the Financing Commitments, the Financing will be sufficient to consummate the transactions contemplated by this Agreement and to pay all of the related fees and expenses.

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the date of this Agreement and the Closing.

     4.01 GENERAL. Each of the parties will use his or its reasonable best efforts to take all action and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles VI and VII below).

     4.02 CONDUCT OF BUSINESS. The Business will be conducted only in, and the Company and Lucas will not take any action except in, the ordinary course, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and past custom and practice. Without limiting the generality of the foregoing and unless Buyer has been given prior written consent, neither the Company nor Lucas will take, or commit to take, any of the actions described in Section 2.11 of this Agreement insofar as they relate to the Business or the Acquired Assets.

     4.03 PRESERVATION OF BUSINESS. The Company and Lucas will each (i) use its best efforts to preserve intact the present business organization and goodwill of the Business, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it in connection with the Business; (ii) maintain the Acquired Assets in a state of repair and condition that complies with legal requirements and is consistent with the requirements and normal conduct of the Business; (iii) confer on a regular and frequent basis with representatives of Buyer to report operational matters and the general status of ongoing operations; (iv) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing; (v) notify Buyer of any emergency or other change in the normal course of the Business or in the operation of the properties of the Business and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material to the business operations or financial condition of the Company or Lucas; and (vi) promptly notify Buyer in writing if the Company or Lucas shall discover that any representation or warranty made by it or any Principal in this Agreement was when made, or has subsequently become, untrue in any material respect.

     4.04 FULL ACCESS. The Company and Lucas will each (a) provide Buyer and its officers, employees, counsel, accountants, financial advisors, consultants, lenders, and other representatives (together, "REPRESENTATIVES") with full access, at all times and upon reasonable notice, to all premises, properties, books, Records (including Records relating to Taxes), contracts, documents, attorneys, accountants, employees, and other advisors and other information of or pertaining to the Business and the Acquired Assets, but only to the extent that such access does not unreasonably interfere with the business and operations off each of the Company and Lucas and, with respect to Records relating to Taxes, only for the periods related to the Financial Statements provided under this Agreement.

     4.05 CURRENT EVIDENCE OF TITLE.

          (a) TITLE COMMITMENTS. Within a reasonable period of time after the date of this Agreement and in any event not less than ten (10) Business Days after the date hereof, Lucas shall, at its own expense, obtain and deliver to Buyer commitments (the "Commitments") issued by Chicago Title Insurance Company (the "Title Company") and dated after the date hereof for the issuance of an ALTA 1992 form owner's policy of title insurance (the "Title Policy") for each parcel of Real Property. The Commitments and the Title Policy to be issued by the Title Company shall have all standard and general exceptions deleted so as to afford full "extended form coverage" and shall contain an ALTA Zoning Endorsement 3.1, contiguity and such other endorsements as may be reasonably requested by Buyer. At the Closing, upon delivery of supporting documentation from the Title Company, Buyer shall reimburse Lucas for that portion of the cost of the Title Policy that is in excess of $6,000.00. At the Closing, Lucas shall deliver to Buyer a warranty deed for each parcel of Real Property which shall be in recordable form free and clear of all liens, claims and encumbrances of every kind or character whatsoever, other than Permitted Exceptions, and for each such parcel such affidavits or other instruments as the Title Company may require to delete standard and general exceptions and to provide the special endorsements required hereunder. Lucas shall cause the Commitments to be later-dated to cover the Closing and the recording of the deeds to be delivered at the Closing and to cause the Title Company to deliver the Title Policy at the Closing as directed by Buyer.

          (b) SURVEY. Within a reasonable period of time after the date of this Agreement and in any event not less than thirty (30) days after the date hereof, Lucas shall, at its own expense, deliver to Buyer and the Title Company an as-built plat of survey of each parcel of Real Property (the "Surveys") prepared by a registered land surveyor or engineer, licensed in the respective states in which the Real Property is located, dated on or after the date hereof, certified to the Buyer, the Title Company, and such other entities as the Buyer may designate in writing to Lucas prior to the Closing, and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, sufficient to cause the Title Company to delete the standard printed survey exception, and to issue the Title Policy free from any survey objections or exceptions whatsoever other than those set forth on Section 4.05 of the Disclosure Schedule. Each Survey shall show access from the land to dedicated public roads and shall include a flood plain certification. Any Survey may be a recertification of a prior survey, provided that it meets the above described criteria.

          (c) UNPERMITTED EXCEPTIONS; SURVEY DEFECTS. If (i) any Commitment discloses a title exception other than a Permitted Exception (an "Unpermitted Exception") or (ii) any Survey discloses an encroachment, overlap, or gap or any other matter which renders title to any parcel of Real Property or reflects any other matter adversely affecting the use or improvements of the parcel of Real Property, other than as set forth on SECTION 4.05 of the Disclosure Schedule (a "Survey Defect"), then Lucas, prior to the Closing, shall use all reasonable efforts to have the Unpermitted Exception removed from such Commitment or the Survey Defect corrected or insured over by an appropriate title insurance endorsement, all in a manner reasonably satisfactory to Buyer. If after using all reasonable efforts, Lucas fails to have any Unpermitted Exception removed or any Survey Defect corrected or otherwise insured over to the satisfaction of Buyer prior to the Closing, Buyer, at its sole option, may: (i) take title to the subject parcel as it then is with the right to deduct from the consideration to be paid pursuant to Section 1.05 only an amount equal to the ascertainable amount, if any, necessary to remove Unpermitted Exceptions securing payment of deeds of trust, liens, judgments or other monetary obligations; provided, however, that in no instance may use amount deducted with respect to any parcel exceed the portion of the Purchase Price reasonably allocable to such parcel; or (ii) terminate this Agreement and all of Buyer's obligations hereunder with the effect as set forth in Article IX.

     4.06 EXCLUSIVITY. Neither the Company, nor Lucas, nor either Principal will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any of the capital stock or all or substantially all of the assets of the Company or Lucas (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. In the event that the Company, Lucas or either Principal receives any inquiry or proposal therefor, such receiving party will promptly notify Buyer thereof and discontinue or cause to discontinue (and decline to participate in) the same.

     4.07 NOTICE OF DEVELOPMENTS. Each of the Company, Lucas and the Principals will give prompt written notice to Buyer of any development causing a breach of any of its representations and warranties in Article II hereof. Buyer will give prompt written notice to the Company and Lucas of any development causing a breach of any of its representations and warranties in
Article III hereof. No disclosure by any party pursuant to this Section 4.06, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     4.08 CHANGE OF NAME. On or before the Closing Date, the Company shall
(a) amend its Governing Documents and take all actions necessary to change its name to one sufficiently dissimilar to the Company's present name, in Buyer's judgment, to avoid confusion and (b) take all actions requested by Buyer to enable Buyer to change its name to the Company's present name.

     4.09 SOFTWARE LICENSES. On or before the Closing Date, the Company shall, at its own expense, order software licenses for all barcode stations and workstations used in the Business, including but not limited to those listed as unlicensed on Section 1.01(d) of the Disclosure Schedule. The ordered software licenses shall be installed within a reasonable period of time after the date ordered and in any event not later than thirty (30) days after the Closing Date.

     4.10 PERMIT APPLICATIONS. On or before the Closing Date, the Company shall, at its own expense, submit applications for, or arrange for the preparation of an application for, a stormwater permit and a basic air permit for the Company's facility located at 453 Industrial Way, Molalla, Oregon. The Company shall promptly respond to all requests for further information from the Governmental or Regulatory Authority issuing said permits and will use its best efforts to have them issued within a reasonable period of time after the date applied for and in any event not later than ninety (90) days after the Closing Date, subject to processing delays on the part of the issuing Governmental or Regulatory Authority that are not within the control of the Company.

                                    ARTICLE V
                             POST-CLOSING COVENANTS

     The parties agree as follows with respect to the period following the
Closing:

     5.01 GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 8.02 or 8.03 below). The Company, Lucas and the Principals acknowledge and agree that from and after the Closing Buyer will be entitled to possession of all Records relating to the Business and the Acquired Assets, PROVIDED, HOWEVER, that Buyer shall make copies of such Records available to the Company, Lucas or the Principals upon request after the Closing.

     5.02 FURTHER ASSURANCES; POST-CLOSING COOPERATION.

          (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by applicable laws, to fulfill its obligations under this Agreement.

          (b) In the event and for so long as any party hereto is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
     (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Acquired Assets or the Business, the other parties will cooperate with the contesting or defending party and its counsel in the contest or defense, reasonably make available its personnel, and provide such testimony and access to its Records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article VIII below).

     5.03 TRANSITION. Neither the Company, nor Lucas nor the Principals will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company or Lucas in connection with the operation of the Business from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Company and Lucas prior to the Closing.

                                   ARTICLE VI
                       CONDITIONS TO OBLIGATIONS OF BUYER

     The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer in its sole discretion):

     6.01 REPRESENTATIONS AND WARRANTIES.

          (a) The representations and warranties contained in Article II of this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date;

          (b) Each of the Company, Lucas and the Principals shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by it at or before the Closing;

          (c) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect materially and adversely the right of each of the Company and Lucas to own the Acquired Assets and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

          (d) The Company, Lucas and the Principals shall have delivered to Buyer a certificate to the effect that each of the conditions specified in (a), (b) and (c) is satisfied in all respects, and that, to the Knowledge of Principals, no fact or condition exists or is threatened or contemplated which will have or could reasonably be expected to have a Material Adverse effect

     6.02 WARRANTY DEED. Lucas shall have executed and delivered to Buyer the Warranty Deed substantially in the form of EXHIBIT A attached hereto for each parcel of Real Property.

     6.03 BILL OF SALE. The Company and Lucas shall have executed and delivered to Buyer the Bill of Sale substantially in the form of EXHIBIT B attached hereto, and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall have reasonably requested pursuant to
Section 1.06 hereof.

     6.04 ASSIGNMENT AND ASSUMPTION AGREEMENT. The Company and Lucas shall have executed and delivered the Assignment and Assumption Agreement substantially in the form of EXHIBIT E attached hereto (the "Assignment and Assumption Agreement").

     6.05 CONSENTS. The Company and Lucas shall have provided Buyer with copies of each of the consents necessary to consummate the transactions contemplated by this Agreement (including without limitation the consents listed in SECTIONS 2.05(c), 2.06 AND 2.20(c) of the Disclosure Schedule), each of which shall be in form and substance reasonably acceptable to the Company and Buyer. The Company and Lucas shall deliver to Buyer executed copies of each of the consents when received and in any event not later than sixty (60) days after the Closing Date.

     6.06 ASSIGNMENT OF SCHEDULED CONTRACTS AND PERMITS. The Company and Lucas shall have assigned to Buyer the Scheduled Contracts to be assumed by Buyer. Permits and Environmental Permits specified in the Disclosure Schedule under the captions referencing Sections 2.20, 2.27 and 2.28, respectively.

     6.07 ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. The Company shall have assigned to Buyer the Intellectual Property Rights specified in the Disclosure Schedule under the caption referencing Section 2.24(a).

     6.08 TITLE INSURANCE. Lucas shall have caused Buyer to receive title insurance policies and endorsements with respect to the Real Property, in form and substance reasonably satisfactory to Buyer, insuring Buyer to have fee title thereto free and clear of all liens, claims and encumbrances of every kind or character whatsoever, subject only to current real estate taxes not yet due and payable as of the Closing Date, Liens reflected on
Section 4.05 of the Disclosure Schedule, and such other covenants, conditions, easements and exceptions to title as Buyer may approve in writing (collectively, the "Permitted Exceptions").

     6.09 CERTIFICATES OF TITLE. The Company and Lucas shall have delivered certificates of title or origin with respect to all Vehicles included in the Acquired Assets and other Acquired Assets for which a certificate of title or origin is required, with any necessary accompanying assignments, in order for title to be transferred to Buyer.

     6.10 EMPLOYMENT AGREEMENTS. Buyer and each of Brent E. Gabriel and Robert W. Bennett shall have entered into employment agreements substantially in the forms of EXHIBIT F and EXHIBIT G attached hereto, respectively (the "Employment Agreements"), and such agreements shall be in full force and effect as of the Closing.

     6.11 AGREEMENT. Brent E. Gabriel shall have entered into an agreement substantially in the form of EXHIBIT H attached hereto (the "Gabriel Agreement").

     6.12 RELEASES. The Company and Lucas shall have delivered to Buyer releases of all Liens on the Acquired Assets, including releasing each mortgage of record and reconveyance of each deed of trust with respect to each parcel of Real Property.

     6.13 FINANCING. Buyer shall have received the proceeds of the Financing Commitments.

     6.14 OPINION OF COUNSEL. Buyer shall have received the opinion of Buckley LeChevallier P.C., counsel to the Company, Lucas and the Principals, dated the Closing Date, in form and substance as set forth in EXHIBIT I attached hereto, addressed to Buyer and on which Buyer's lenders shall be entitled to rely.

     6.15 SECRETARY'S CERTIFICATE. Each of the Company and Lucas shall have delivered to Buyer a certificate of its secretary dated as of the Closing Date certifying that (i) attached thereto is a true and complete copy of its articles of incorporation or articles of organization, certified as of a recent date by the Oregon Secretary of State, (ii) attached thereto is a true and complete copy of its Bylaws or similar governing document as in effect on the date of such certificate, (iii) attached thereto is a true and complete copy of the resolutions adopted by the board of directors and the shareholders or members, as the case may be, approving this Agreement, all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby; and (iv) as to the incumbency and genuineness of the signature of each officer of the Company and Lucas executing this Agreement or any of the other documents contemplated hereby.

     6.16 EMPLOYEES. Except as provided in Section 6.10, substantially all other employees of the Company shall be available for hiring by Buyer in its sole discretion, on and as of the Closing Date. Prior to the Closing Date, Buyer shall provide the Company with a list of employees to whom it intends to offer employment following the Closing.

     6.17 ADDITIONAL DOCUMENTS. The Company and Lucas shall have delivered any and all other documents reasonably requested by Buyer or its counsel.

     6.18 CLOSING DOCUMENTS. All actions to be taken by the Company, Lucas and either Principal in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and its counsel.

                                   ARTICLE VII
               CONDITIONS TO OBLIGATIONS OF THE COMPANY AND LUCAS

     The obligations of the Company and Lucas to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company and Lucas in their sole discretion):

     7.01 REPRESENTATIONS AND WARRANTIES.

          (a) The representations and warranties made by Buyer in Article III of this Agreement, shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date or, in a case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date;

          (b) Buyer shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Buyer at or before the Closing;

          (c) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

          (d) Buyer shall have delivered to the Company and Lucas a certificate to the effect that each of the conditions specified in (a),
     (b) and (c) is satisfied in all respects.

     7.02 PURCHASE PRICE. At the Closing, the Purchase Price to be paid at Closing shall be paid by Buyer in accordance with Section 1.07.

     7.03 ASSIGNMENT AND ASSUMPTION AGREEMENT. Buyer shall have executed and delivered the Assignment and Assumption Agreement substantially in the form of EXHIBIT E attached hereto.

     7.04 OFFICERS' CERTIFICATES. Buyer shall have delivered to the Company and Lucas an officer's certificate dated as of the Closing Date certifying that (i) attached thereto is a true and complete copy of Buyer's Articles of Incorporation and all amendments thereto; (ii) attached thereto is a true and complete copy of Buyer's Bylaws as in effect on the date of such certification; (iii) attached thereto is a true and complete copy of resolutions of Buyer's board of directors and, to the extent required, its shareholders approving this Agreement, all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby; and (iv) as to the incumbency and genuineness of the signature of each officer of Buyer executing this Agreement or any of the other documents contemplated hereby.

     7.05 OPINION OF COUNSEL. The Company and Lucas shall have received the opinion of Kaplan, Strangis and Kaplan, P.A., counsel to Buyer, dated the Closing Date in form and substance as set forth in EXHIBIT J attached hereto, addressed to the Company and Lucas.

     7.06 ADDITIONAL DOCUMENTS. Buyer shall have delivered any and all other documents reasonably requested by the Company or its counsel.

     7.07 CLOSING DOCUMENTS. All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company and its counsel.

                                  ARTICLE VIII
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                    COVENANTS AND AGREEMENTS, INDEMNIFICATION

     8.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations and warranties of the Company, Lucas, the Principals and Buyer contained in this

Agreement will survive the Closing and remain in full force and effect for a period of thirty (30) months from the date of the Closing. The covenants and agreements of the parties contained in this Agreement shall survive the Closing unless and until they are otherwise terminated pursuant to their terms or as a matter of applicable laws.

     8.02 INDEMNIFICATION BY THE COMPANY, LUCAS AND THE PRINCIPALS.

          (a) Subject to the limitations of Section 8.02(b), 8.02(c), 8.02(d) and 8.02(e) each of the Company, Lucas and the Principals, jointly and severally, agrees to indemnify Buyer and its officers, directors, employees, agents, shareholders and Affiliates (collectively, the "Buyer Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal fees) (each a "Loss" and collectively, "Losses"), which Buyer Indemnified Parties may suffer, sustain, or become subject to, (i) prior to any applicable termination date, as a result of any misrepresentation in any of the representations and warranties of the Company, Lucas or either Principal contained in this Agreement or in any exhibits, schedules, certificates or documents delivered or to be delivered by or on behalf of the Company, or Lucas or either Principal pursuant to the terms of this Agreement (the "Related Documents"), (ii) as the result of any breach of, or failure to perform any agreement of the Company, Lucas or either Principal contained in this Agreement, (iii) as the result of any product remakes incurred in connection with or arising from products sold by the Company prior to the Closing Date, (iv) as the result of any failure by the Company to obtain the permits listed on Section 2.28 of the Disclosure Schedule or (v) as a result of any Claims (as defined in Section 8.04(a) hereof) or threatened Claims arising out of the actions or inactions of the Company or Lucas or either Principal with respect to the ownership or operation of the Acquired Assets or the Business prior to the Closing other than the Assumed Liabilities (the Losses described in clauses (i) through (v) hereof are collectively referred to herein as "Buyer Losses").

          (b) Neither the Company, nor Lucas nor either Principal shall be liable to the Buyer Indemnified Parties for any Buyer Losses described in Clause (i) of Section 8.02(a) unless and until, and only to the extent that, the total Buyer Losses for which they would otherwise be liable under said Clause (i) exceeds $150,000.00 (the "Deductible"), in which case they shall only be obligated to indemnify Buyer for Losses in excess of the Deductible; PROVIDED, HOWEVER, the Deductible shall not apply to any Buyer Losses with respect to or as a result of a breach of a representation or warranty in Sections 2.02(b) (Organization and Corporate Power), 2.12 (Tax Returns and Payments; Tax Liens; Tax Matters), 2.16 (Employee Benefits), 2.17(c) (Title) and 2.28 (Environmental, Health and Safety Matters); PROVIDED, FURTHER, that in applying the foregoing, the Company, Lucas and the Principals shall be considered a single party.

          (c) The aggregate liability of the Company, Lucas and the Principals to indemnify the Buyer Indemnified Parties for any Buyer Losses described in Clause (i) of Section 8.02(a) shall be an amount which shall not exceed $1,750,000.00; PROVIDED, HOWEVER, that the foregoing shall not apply to any Buyer Losses with respect to or as a result of a breach of a representation or warranty in Sections 2.02(b) (Organization and

     Corporate Power), Section 2.12 (Tax Returns and Payments; Tax Liens; Tax Matters), 2.16 (Employee Benefits), 2.17(c) (Title) and 2.28
     (Environmental, Health and Safety Matters).

          (d) The aggregate liability of the Company, Lucas and the Principals to indemnify Buyer for any Buyer Losses described in Clause (i) of Section 8.02(a) with respect to a breach of a representation or warranty in Sections 2.12 (Tax Returns and Payments; Tax Liens; Tax Matters), 2.16 (Employee Benefits) and 2.28 (Environmental, Health and Safety Matters) shall not exceed the difference between (i) $2,500,000.00 and (ii) the amount of any other Buyer Losses previously paid by the Company, Lucas and the Principals pursuant to Clause (i) of Section 8.02(a).

          (e) Neither the Company, nor Lucas nor either Principal shall be liable to the Buyer Indemnified Parties for any Buyer Losses described in Clause (iii) of Section 8.02(a) unless and until, and only to the extent that, the total Buyer Losses for which they would otherwise be liable under said Clause (iii) exceeds the amount of the reserve reflected on the face of the Net Working Capital Balance Sheet.

          (f) For the purposes of determining Buyer Losses, the representations and warranties in Article II hereof, shall be deemed to be made without reference to any materiality qualifications, including, without limitation Material Adverse Effect qualifications.

     8.03 INDEMNIFICATION BY BUYER.

          (a) Buyer agrees to indemnify the Company, Lucas and the Principals and their officers, directors, employees, agents and Affiliates (collectively, the "Principal Indemnified Parties") and hold them harmless against any Losses which any of the Principal Indemnified Parties may suffer, sustain or become subject to as a result of (i) any misrepresentation in any of the representations and warranties of Buyer contained in this Agreement or in any of the Related Documents, (ii) any breach of, or failure to perform, any agreement of Buyer contained in this Agreement or any of the Related Documents, or (iii) any Claims or threatened Claims against the Company or Lucas or either Principal arising out of the actions or inactions of Buyer with respect to the ownership or operation of the Acquired Assets or the Business after the Closing other than the Retained Liabilities (the Losses described in clauses (i) through (iii) hereof are collectively referred to as "Principal Losses").

     8.04 METHOD OF ASSERTING CLAIMS. As used herein, an "Indemnified Party" shall refer to a "Buyer Indemnified Party" or a "Principal Indemnified Party", as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

          (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party, the liability or the costs or expenses of which could result in a Loss (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless and only to the extent such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; PROVIDED, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 15 days after the Notifying Party's notice of such Claim (but, in all events, at least five Business Days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and then only to the extent that such expenses are reasonable) to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or
     (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially and adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

          (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of the parties within 60 days after the delivery of the Notifying Party's notice of such claim, either party to such dispute may commence an action to resolve the same.

          (c) After the Closing, the rights set forth in this Article VIII shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the Indemnified Parties from bringing an action based upon actual and knowing fraud or other intentional breach of an obligation of or with respect to either party in connection with this Agreement and the Related Documents. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

          (d) Any indemnification payable under this Article VIII shall be, to the extent permitted by law, an adjustment to the Purchase Price.

                                   ARTICLE IX
                                   TERMINATION

     9.01 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

          (a) by mutual written agreement of the Company, Lucas, the Principals and Buyer;

          (b) by the Company, Lucas and the Principals, on the one hand, or Buyer, on the other, in the event that any Order or law becomes final which effectively restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement upon notification of the non-terminating party by the terminating party;

          (c) by the Company, Lucas and the Principals, on the one hand, or Buyer, on the other, if the Closing has not occurred on or before July 31, 2002 provided that, neither will be entitled to terminate this Agreement pursuant to this Section 9.01(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement;

          (d) by either Buyer, on the one hand, or the Company, Lucas and the Principals, on the other, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement; or

          (e) by Buyer if, after the date hereof, there shall have been a material adverse change (other than a seasonal change consistent with the Company's historical experience) in the Acquired Assets, operations, results of operation or financial condition of the Business or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by Buyer.

     9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by Buyer, on the one hand, or the Company and the Principals, on the other, as provided in Section 9.01, all provisions of this Agreement shall terminate and shall be of no further force or effect, except that this Section 9.02 will continue to apply following any such termination; PROVIDED, HOWEVER, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement for a period of one year from the date of such termination and, in addition, in any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.01 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service; and two Business Days after being mailed, if sent by certified or registered mail, return receipt requested or if sent by first class mail postage prepaid. In each such case notice shall be sent to:

          If to Buyer, to:

          Brentwood Acquisition Corp.
          c/o Goldner, Hawn, Johnson & Morrison Incorporated
          5250 Wells Fargo Center
          90 South Seventh Street
          Minneapolis, Minnesota 55402-4123
          Attention: Michael S. Israel
          Facsimile No. (612) 338-2860

          with a copy to:

          Kaplan, Strangis and Kaplan, P.A.
          5500 Wells Fargo Center
          90 South Seventh Street
          Minneapolis, Minnesota 55402
          Attention: Mary S. Giesler
          Facsimile No. (612) 375-1143

          If to the Company or Lucas, to:

          The Lucas Kendall Company, LLC
          P.O. Box 869
          Molalla, Oregon 97038
          Attention: Brent E. Gabriel

          with a copy to:

          Robert LeChevallier
          Buckley LeChevallier P.C
          Five Centerpointe Drive Suite 250
          Lake Oswego, OR 97035
          Facsimile No: (503) 620-4878

          If to the Principals, to:

          Brent E. Gabriel
          P.O. Box 869
          Molalla, Oregon 97038

          with a copy to:

          Robert LeChevallier
          Buckley LeChevallier P.C
          Five Centerpointe Drive Suite 250
          Lake Oswego, OR 97035
          Facsimile No:(503) 620-4878

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other party hereto.

     10.02 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

     10.03 PRESS RELEASES AND ANNOUNCEMENTS. At all times at or before the Closing, the parties to this Agreement will not issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers without the prior written approval of the other party, except as may be necessary in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law.

     10.04 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     10.05 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     10.06 NO THIRD PARTY BENEFICIARY. The terms and provisions of this agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     10.07 NO ASSIGNMENT: BINDING EFFECT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

     10.08 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     10.09 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.10 COMPLETE AGREEMENT. This Agreement and the Related Documents and other exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     10.11 ARBITRATION. If a dispute arises relating to this Agreement, it will be decided finally by three arbitrators in an arbitration proceeding in Portland, Oregon conforming to the rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Company, Lucas and the Principals, one by Buyer and the third by said two arbitrators or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The decision of a majority of the arbitrators shall be binding and final upon the parties, and their decision shall be enforceable as a judgment in a court of competent jurisdiction. The cost of such arbitration shall be shared equally between the parties hereto, except that each party shall pay its own attorneys' and witness fees.

     10.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

     10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                        BRENTWOOD, INC.

                                        By: /s/ Brent E. Gabriel
                                           -------------------------------------
                                        Its: President
                                            ------------------------------------


                                        THE LUCAS KENDALL COMPANY, LLC

                                        By: /s/ Brent E. Gabriel
                                           -------------------------------------
                                        Its: Managing Member
                                            ------------------------------------


                                        PRINCIPALS:

                                        /s/ Brent E. Gabriel
                                        ----------------------------------------
                                        Brent E. Gabriel

                                        /s/ Kathryn J. Gabriel
                                        ----------------------------------------
                                        Kathryn J. Gabriel


                                        BUYER:

                                        BRENTWOOD ACQUISITION CORP.


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                        BRENTWOOD, INC.

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


                                        THE LUCAS KENDALL COMPANY, LLC

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


                                        PRINCIPALS:


                                        ----------------------------------------
                                        Brent E. Gabriel


                                        ----------------------------------------
                                        Kathryn J. Gabriel


                                        BUYER:

                                        BRENTWOOD ACQUISITION CORP.

                                        By: /s/ John Fitzpatrick
                                           -------------------------------------
                                            John Fitzpatrick, President,
                                            Chief Executive Officer and
                                            Chief Financial Officer

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

                                   SCHEDULE A
                                   DEFINITIONS

     (a) AS used in this Agreement, the following defined terms shall have the meanings indicated below:

     "ACCOUNTANT" has the meaning ascribed to it in Section 1.08(d).

     "ADJUSTED PURCHASE PRICE" has the meaning ascribed to it in Section
1.08(d).

     "AFFILIATE" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning more than 50% of the voting securities of a second Person shall be deemed to control that second Person.

     "AGREEMENT" means this Stock Purchase Agreement, the Exhibits and the Schedules hereto and the certificates delivered in accordance with the terms hereof, as the same shall be amended from time to time.

     "ACQUIRED ASSETS" has the meaning ascribed to it in Section 1.01.

     "ASSUMED LIABILITIES" has the meaning ascribed to it in Section 1.03.

     "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning ascribed to it in
Section 6.04.

     "BENEFIT ARRANGEMENT" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement, program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (1) is not, a Welfare Plan, Pension Plan or Multiemployer Plan. (2) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or Lucas and (3) covers any employee or former employee of the Company or Lucas or under which the Company or Lucas has any liability to any such employee or former employee.

     "BILL OF SALE" has the meaning ascribed to it in Section 1.06.

     "BUSINESS" has the meaning ascribed to it in the forepart of this Agreement.

     "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of Minnesota are authorized or obligated to close.

     "BUYER" has the meaning ascribed to it in the forepart of this Agreement.

     "BUYER INDEMNIFIED PARTIES" has the meaning ascribed to it in Section 8.02(a).

     "BUYER LOSSES" has the meaning ascribed to it in Section 8.02(a).

     "BUYER'S CLOSING DOCUMENTS" has the meaning ascribed to it in Section 3.02.

     "CLOSING" means the closing of the transactions contemplated by Section
1.06.

     "CLOSING DATE" has the meaning ascribed to it in Section 1.06.

     "CLOSING DATE BALANCE SHEET" has the meaning ascribed to it in Section
1.08.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning ascribed to it in the forepart of this Agreement.

     "COMPANY'S FINANCIAL STATEMENTS" means the financial statements of the Company delivered to Buyer pursuant to Section 2.08.

     "COMPANY'S LATEST BALANCE SHEET" has the meaning ascribed to it in Section 2.08(a).

     "COMPANY PENSION PLAN" has the meaning ascribed to it in Section 2.16(c).

     "DEDUCTIBLE" has the meaning ascribed to it in Section 8.02(b).

     "DISCLOSURE SCHEDULE" has the meaning ascribed to it in the forepart of
Article II.

     "DRAFT CLOSING DATE NET WORKING CAPITAL BALANCE SHEET" has the meaning ascribed to it in Section 1.08(c).

     "EMPLOYEE PLANS" means all Benefit Arrangements, Pension Plans and Welfare Plans.

     "EMPLOYMENT AGREEMENTS" has the meaning ascribed to it in Section 6.09.

     "ENVIRONMENTAL, HEALTH AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances, or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls, noise or radiation.

     "ENVIRONMENTAL PERMITS" has the meaning ascribed to it in Section 2.28.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414(b) or (c) of the Code, or which is (or at any relevant time was) aggregated with the Company under Section 414(m) or (o) of the Code.

     "ESTIMATED NET WORKING CAPITAL" has the meaning ascribed to it in Section 1.08(a).

     "ESTIMATED WORKING CAPITAL ADJUSTMENT" has the meaning ascribed to it in
Section 1.08(b).

     "EXCLUDED ASSETS" has the meaning ascribed to it in Section 1.02.

     "EXCLUDED LIABILITIES" has the meaning ascribed to it in Section 1.04.

     "FACILITY LEASES" has the meaning ascribed to it in Section 2.17(b).

     "FINANCING COMMITMENTS" has the meaning ascribed to it in Section 3.07.

     "FINANCING" has the meaning ascribed to it in Section 3.07.

     "FIXED ASSETS" has the meaning ascribed to it in Section 1.01(d).

     "GABRIEL AGREEMENT" has the meaning ascribed to it in Section 6.11.

     "GOVERNING DOCUMENTS" means with respect to a particular entity, (i) if a corporation, the articles or certificate of incorporation and the bylaws; and
(ii) if a limited liability company, the articles of organization and operating agreement.

     "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision.

     "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business) and
(iv) under capital leases.

     "IRCA" has the meaning ascribed to it in Section 2.15.

     "IRS" means the United States Internal Revenue Service.

     "INSIDER" has the meaning ascribed to it in Section 2.21.

     "INTELLECTUAL PROPERTY RIGHTS" has the meaning ascribed to it in Section 2.24(a).

     "KNOWLEDGE OF PRINCIPALS" means the actual knowledge of Brent E. Gabriel, Kathryn J. Gabriel or Robert W. Bennett.

     "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance.

     "LOSSES" has the meaning ascribed to it in Section 8.02.

     "LUCAS" has the meaning ascribed to it in the forepart of this Agreement.

     "MATERIAL ADVERSE EFFECT" means, a material adverse effect on the Acquired Assets or on the operations, results of operations, or financial condition of the Business.

     "MULTIEMPLOYER PLAN" means mean any "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA, (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to (or maintained, administered, contributed to or was required to contribute to) and
(2) which covers or covered any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

     "NET WORKING CAPITAL" has the meaning ascribed to it in Section 1.08(a).

     "NET WORKING CAPITAL BALANCE SHEET" has the meaning ascribed to it in
Section 1.08(a).

     "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "PBGC" shall mean the Pension Benefits Guaranty Corporation.

     "PENSION PLAN" shall mean any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) (1) which the Company, Lucas or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to (or maintained, administered, contributed to or was required to contribute to) and
(2) which covers or covered any employee or former employee of the Company, Lucas or any ERISA Affiliate (with respect to their relationship with such entities).

     "PERMITS" has the meaning ascribed to it in Section 2.27(b).

     "PERMITTED EXCEPTIONS" has the meaning ascribed to it in Section 6.08.

     "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "PERSONAL PROPERTY LEASES" has the meaning ascribed to it in Section
2.17(d).

     "PRIMEWOOD" has the meaning ascribed to it in Section 3.06.

     "PRINCIPAL" or "PRINCIPALS" have meanings ascribed in the forepart of this Agreement.

     "PRINCIPAL INDEMNIFIED PARTIES" has the meaning ascribed to it in Section 8.03.

     "PRINCIPAL LOSSES" has the meaning ascribed to it in 8.03(a).

     "PURCHASE ORDERS" has the meaning ascribed to it in Section 1.01(e).

     "PURCHASE PRICE" has the meaning ascribed to it in Section 1.05.

     "REAL PROPERTY" has the meaning ascribed to it in Section 2.17(a).

     "RECORDS" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

     "RELATED DOCUMENTS" has the meaning ascribed to it in Section 8.02(a).

     "REPRESENTATIVES" has the meaning ascribed to it in Section 4.01.

     "SCHEDULED CONTRACTS" has the meaning ascribed to it in Section 2.20.

     "SELLER'S CLOSING DOCUMENTS" has the meaning ascribed to it in Section 2.01(a).

     "SHARES" has the meaning ascribed to it in the forepart of this Agreement.

     "SURVEY DEFECT" has the meaning ascribed to it in Section 4.05(c).

     "SURVEYS" has the meaning ascribed to it in Section 4.05(b).

     "TARGET NET WORKING CAPITAL" has the meaning ascribed to it in Section 1.08(b).

     "TAXES" has the meaning ascribed to it in Section 2.12.

     "TAX RETURNS" has the meaning ascribed to it in Section 2.12

     "TITLE COMMITMENTS" has the meaning ascribed to it in Section 4.05(a).

     "TITLE COMPANY" has the meaning ascribed to it in Section 4.05(a).

     "TITLE POLICY" has the meaning ascribed to it in Section 4.05(a).

     "UNPERMITTED EXCEPTIONS" has the meaning ascribed to it in Section 4.05(c).

     "VEHICLES" has the meaning ascribed to it in Section 1.01(g).

     "WARRANTY DEED" has the meaning ascribed to it in Section 1.06.

     "WELFARE PLANS" mean any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, (1) which the Company maintains, administers, contributes to or is require to contribute to (or maintained, administered, contributed to, or was required to contribute to) and (2) which covers any employee or former employee of the Company or Lucas (with respect to their relationship with such entities), or under which the Company or Lucas has any liability.

     "WOODCRAFT" has the meaning ascribed to in Section 3.06

     (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the Business.

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered as of July 30, 2002, by and among Brentwood Acquisition Corp., a Minnesota corporation ("Buyer"), Brentwood, Inc., an Oregon corporation (the "Company"), The Lucas Kendall Company, LLC, an Oregon limited liability company ("Lucas") and Brent E. Gabriel and Kathryn J. Gabriel (each a "Principal" and collectively, the "Principals"). This Amendment amends that certain Asset Purchase Agreement dated as of July 25, 2002, by and among Buyer, the Company, Lucas and the Principals (the "Agreement"). Except as otherwise indicated herein, capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

                                    RECITALS

     A. Section 1.03(c) of the Agreement provides that, on the Closing Date, Buyer will assume the liabilities or obligations arising out of or relating to the Employee Plans identified in Section 2.16(a) of the Disclosure Schedule as being assumed by Buyer.

     C. The Brentwood, Inc. 401(k) Pension and Profit Sharing Plan (the "401(k) Plan"), referred to in Item 1 of Section 2.16(a) of the Disclosure Schedule is not identified as one of the Employee Plans to be assumed by Buyer.

     D. Brentwood desires that Buyer assume, and Buyer is willing to assume at the Closing, the 401(k) Plan, except for any liability or obligation existing thereunder on or prior to the Closing Date.

     E. The parties to the Agreement have mutually agreed to amend certain provisions of the Agreement, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:

     1.   AMENDMENTS. The Agreement is hereby amended as follows:

          a. Section 2.16(a) of the Disclosure Schedule to the Agreement is hereby amended by inserting an asterisk after Item 1 to reflect that the 401(k) Plan is being assumed by Buyer.

          b. Section 2.16(b) of the Agreement is hereby amended by adding the following sentences to the end of said Section:

          The Brentwood, Inc. 401(k) Pension and Profit Sharing Plan (the "401(k) Plan") is qualified in form and operation under Section 401(a) of the Code and the trust under the 401(k) Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will or could give rise to disqualification or loss of tax exempt status of the 401(k) Plan.

          c. Clause (i) of Section 2.16(c) of the Agreement is amended by restating said clause in its entirety as follows:

          each employee pension plan (and related trust documents) which covers or has covered employees of the Company and Lucas and all amendments thereto, including the 401(k) Plan (each, a "Pension Plan").

     2. AMENDMENT TO BILL OF SALE AND ASSIGNMENT OF CONTRACT RIGHTS. The Bill of Sale and Assignment of Contract Rights, attached as Exhibit B to the Agreement, is hereby amended by restating in its entirety the clause immediately preceding paragraph 1 as follows:

          NOW, THEREFORE, in consideration of the Purchase Price provided in the Purchase Agreement, a portion of which is paid to a Qualified Intermediary as part of a ss.1031 deferred exchange pursuant to the direction of the Sellers, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of the Sellers hereby agrees as follows:

     3. REFERENCES TO AND EFFECT ON THE AGREEMENT. The Company, Lucas, Buyer and the Principals each acknowledge and affirm that the Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms and conditions and provisions of the Agreement, except as amended by this Amendment, shall remain in full force and effect.

     4. SUCCESSORS. This Amendment shall be binding on the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     5. COUNTERPARTS. This Amendment may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 effective as of the date first written above.

                                        BRENTWOOD, INC.


                                        By: /s/ Brent E. Gabriel
                                           -------------------------------------
                                            Brent E. Gabriel, President and
                                            Chief Executive Officer


                                        THE LUCAS KENDALL COMPANY, LLC,


                                        By: /s/ Brent E. Gabriel
                                           -------------------------------------
                                            Brent E. Gabriel, Member


                                        By: /s/ Kathryn J. Gabriel
                                           -------------------------------------
                                            Kathryn J. Gabriel, Member


                                        PRINCIPALS:


                                        By: /s/ Brent E. Gabriel
                                           -------------------------------------
                                            Brent E. Gabriel


                                        By: /s/ Kathryn J. Gabriel
                                           -------------------------------------
                                            Kathryn J. Gabriel

                                       3